UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 28, 2008
KEYNOTE SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-27241	94-3226488

(Commission File Number)	(IRS Employer Identification No.)

777 Mariners Island Boulevard, San Mateo, California	94404

(Address of principal executive offices)	(Zip Code)

(650) 403-2400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
SIGNATURE

Item 1.01	Entry into a Material Definitive Agreement.
     Reference is made to the description of the separation agreement and business advisor agreement with Johannes Reis described in Item 5.02 (e) below.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (b)
     On April 28, 2008, Keynote Systems, Inc. (the “Company”), announced that Johannes Reis, its President of Keynote SIGOS will resign from the Company effective September 30, 2008. Adil Kaya and Martin Loehlein will assume responsibility for running the Keynote SIGOS business.
     (e)
     The Company entered into a separation agreement and a business advisor agreement with Mr. Reis. Under the separation agreement, Mr. Reis will cease serving as an officer of the Company effective July 31, 2008. Mr. Reis also agreed not to compete with the Company through March 31, 2010. He will receive a monthly payment of 9,500 Euros during this non-competition period. He will also be entitled to the continued use of a company car through September 30, 2009. Mr. Reis also agreed to act as a consultant to the Company through March 31, 2010. He will not receive additional cash compensation for these services, however, he will be entitled to continued vesting of his unvested stock options during the consulting period.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KEYNOTE SYSTEMS, INC.
Date: May 5, 2008	By:	/s/ Andrew Hamer
Andrew Hamer
Vice President and Chief Financial Officer